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                                                                    Exhibit 11.1

                       INTEGRATED PROCESS EQUIPMENT CORP.
           COMPUTATION OF NET INCOME (LOSS) PER SHARE OF COMMON STOCK

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
                                                            Year Ended June 30,
                                          ----------------------------------------------------
                                               1996               1995                1994
                                          ------------        ------------        ------------
Net income (loss)                         ($10,657,000)       $    599,000        ($ 8,900,000)

Deduct dividends on preferred stock           (579,000)           (377,000)           (118,000)
                                          ------------        ------------        ------------

INCOME (LOSS) ATTRIBUTABLE
     TO COMMON STOCK                      ($11,236,000)       $    222,000        ($ 9,018,000)
                                          ============        ============        ============

Shares:

 Weighted average number of
  common shares outstanding
  (including options and warrants
  exercised from beginning of
  period)                                   14,434,000           8,922,000           2,763,000

 Number of shares obtainable
  from exercise of outstanding
  options and warrants                                           1,702,000

 Number of shares assumed to
  be purchased with the proceeds
  from exercise of options and
  warrants (using the average
  market price during the year)                                   (759,000)
                                          ------------        ------------        ------------

Shares used in per share
  calculation                               14,434,000           9,865,000           2,763,000
                                          ============        ============        ============

NET INCOME (LOSS) PER SHARE
  OF COMMON STOCK                        ($       0.78)       $       0.02       ($       3.26)
                                          ============        ============        ============
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